Exhibit 10.5

LEASE

THIS INSTRUMENT IS A LEASE, dated as of January 18th, 2019, in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building (the “Building”) located at 131 Dartmouth Street, Boston, Massachusetts. The parties to this instrument hereby agree with each other as follows:

ARTICLE I

BASIC LEASE PROVISIONS

1.1 INTRODUCTION. The following set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed.

1.2 BASIC DATA.

Landlord: FHF I 131 Dartmouth, LLC, a Delaware limited liability company.

Landlord’s Original Address: c/o TA Realty, 28 State Street, Boston, MA 02109.

Tenant: Cerevel Therapeutics, LLC, a Delaware limited liability company.

Tenant’s Original Address: 500 Boylston Street, Suite 1860, Boston, MA 02116, attention: Hunter Crittenden.

Guarantor: N/A.

Basic Rent: Subject to the provisions of Section 3.1, Tenant shall pay Basic Rent at the rates hereafter set forth:

Lease Year	Rent/SF/Annum	Annual Basic Rent
1	$65.00	$1,500,720.00
2	$66.00	$1,523,808.00

Premises Rentable Area: Agreed to be 23,088 square feet located on the fifth floor of the Building.

Permitted Uses: Executive or professional offices of the type generally found in first-class office buildings in the downtown Boston area, all subject to the provisions of Section 5.1(a).

Escalation Factor: 6.56%, as computed in accordance with the Escalation Factor Computation.

Initial Term: The period commencing on the Commencement Date and expiring at 11:59 p.m., Boston time, on November 30, 2020.

Security Deposit: $126,022.00 (one month’s Basic Rent at the average per annum rate).

Parking Spaces: Twenty-four (24) spaces.

Initial Parking Charge: $425.00 per space per month, subject to adjustment as provided in this Lease.

Rent Commencement Date: June 1, 2019.

Broker: Jones Lang LaSalle.

1.3 ADDITIONAL DEFINITIONS.

Agent: CBRE New England, or such other party as Landlord may from time to time designate.

Base Operating Expenses: The Operating Expenses for the year ending December 31, 2019.

Base Taxes: The real estate taxes for the fiscal year ending June 30, 2020, as they may be reduced by the amount of any abatement.

Building Rentable Area: 370,680 rentable square feet of office and retail space.

Business Days: All days except Saturday, Sunday, New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday) and such other days that tenants occupying at least 50% of Building Rentable Area now or in the future recognize as holidays for their general office staff.

Commencement Date: As defined in Section 4.1.

Default of Tenant: As defined in Section 13.1.

Escalation Charges: The amounts prescribed in Sections 8.1 and 9.2.

Force Majeure: As defined in Section 14.4.

Escalation Factor Computation: Premises Rentable Area divided by 95% of Building Rentable Area.

Initial Public Liability Insurance: $3,000,000 per occurrence (combined single limit) for property damage, bodily injury or death.

Lease Year: A period of twelve consecutive calendar months during the Term, except that the first Lease Year will commence on the Commencement Date and end on the day immediately preceding the first anniversary of the Commencement Date, provided that if the Commencement Date is not the first day of a calendar month, then the first Lease Year will end on the last day of the calendar month in which the first anniversary of the Commencement Date occurs.

Operating Expenses: As determined in accordance with Section 9.1.

Operating Year: As defined in Section 9.1.

Premises: That portion of the Building described on Exhibit FP hereto.

Property: The Building and the land parcels on which it is located (including adjacent sidewalks and plazas).

Tax Year: As defined in Section 8.1.

Taxes: As determined in accordance with Section 8.1

Tenant’s Removable Property: As defined in Section 5.2.

Term of this Lease: The Initial Term.

ARTICLE II

PREMISES AND APPURTENANT RIGHTS

2.1

LEASE OF PREMISES. Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises, excluding the roof, exterior faces of exterior walls, the common stairways, stairwells, elevators and elevator shafts, and pipes, ducts, conduits, wires, and appurtenant fixtures serving exclusively or in common other parts of the Building (and any areas, such as the space above the ceiling or in the walls, that may contain such pipes, ducts, conduits, wires or appurtenant fixtures), and if Tenant’s space includes less than entire rentable area of any floor, excluding the central core area of such floor.

2.2

APPURTENANT RIGHTS AND RESERVATIONS. (a) Tenant shall have, as appurtenant to the Premises, the right to use in common, with others entitled thereto, subject to reasonable rules governing use of the Building from time to time made by Landlord of which Tenant is given prior written notice and with due regard for the rights of others to use the same (a) the, public or common lobbies, hallways, stairways and elevators and common walkways necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.7, and to emergency conditions and to the right of Landlord to reasonably designate and change from time to time areas and facilities so to be used.

(b) Excepted and excluded from the Premises are the ceiling, floor, perimeter walls and exterior windows (except the inner surface of each thereof), and any space in the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, but the entry doors (and related glass and finish work) to the Premises are a part thereof. Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant’s access to or use of the Premises) interior storm windows, sun control devices, utility lines, equipment, stacks, pipes, conduits, ducts and the like. In the event that Tenant shall install any hung ceilings or walls in the Premises, Tenant shall install and maintain, as Landlord may reasonably require, proper access panels therein to afford access to any facilities above the ceiling or within or behind the walls. Landlord reserves the right from time to time, without unreasonable interference with Tenant’s access to or use of the Premises: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, (b) to alter or relocate any other common facility, (c) to make any repairs and replacements to the Premises which Landlord may reasonably deem necessary, and (d) in connection with any excavation made upon adjacent land of Landlord or others, to enter, and to license others to enter, upon the Premises to do such work as the person causing such excavation reasonably deems necessary to preserve the wall of the Building from injury or damage and to support the same.

ARTICLE III

BASIC RENT

3.1

PAYMENT. (a) Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date without offset, abatement (except as provided below and in Section 12.1), deduction or demand, the Basic Rent. Notwithstanding the foregoing, so long as there exists no Default of Tenant hereunder nor any event or circumstance which, with the giving of notice or the passage of time, would (in Landlord’s commercially reasonable judgment) constitute a Default of Tenant, Landlord will waive the requirement that Tenant pay Basic Rent with respect to the period commencing on the Commencement Date and ending on the day immediately preceding the Rent Commencement Date. All Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord’s Original Address, or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States. Tenant shall pay the first month’s Basic Rent (i.e., the payment that will be due on the Rent Commencement Date), together with any security deposit, at the time of Tenant’s execution and delivery of this Lease. Basic Rent for any period during the term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Until notice of some other designation is given, Basic Rent and all other charges for which provision is herein made shall be paid by remittance payable to the Agent, and all remittances so received as aforesaid, or by any subsequently designated recipient, shall be treated as a payment to Landlord. In the event that any installment of Basic Rent is not paid within five (5) days after the date when due, Tenant shall pay, in an addition to any charges under Section 14.18, at Landlord’s request an administrative fee equal to 1% of the overdue payment. Landlord and Tenant agree that all amounts due from Tenant under or in respect of this Lease, whether labeled Basic Rent, Escalation Charges, additional charges or otherwise, shall be considered as rental reserved under this Lease for all purposes, including without limitation regulations promulgated pursuant to the Bankruptcy Code, and including further without limitation Section 502(b) thereof.

(b) Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding full calendar month.

ARTICLE IV

COMMENCEMENT AND CONDITION

4.1

COMMENCEMENT DATE. The Commencement Date shall be the last to occur of (i) April 1, 2019, and (ii) the Delivery Date (as defined below). Upon the occurrence of the Commencement Date, each party shall enter into a letter agreement substantially in the form of Exhibit B hereto, confirming such Date. The failure of either party to enter into such a letter agreement shall have no effect on the occurrence of the Commencement Date as provided herein. Landlord will use commercially reasonable efforts to give Tenant thirty (30) days’ written notice if Landlord then reasonably anticipates that the Delivery Date will not occur on or before April 1, 2019.

4.2

CONDITION OF THE PREMISES. The Premises are being leased in their condition AS IS WITHOUT REPRESENTATION OR WARRANTY by Landlord except as expressly provided herein. Any improvements or alterations necessary to prepare the Premises for Tenant’s occupancy will be performed by Tenant, and Landlord shall have no responsibility therefor. The “Delivery Date” is the date on which (i) this Lease has been fully executed and delivered by Landlord and Tenant, and (ii) Landlord has tendered possession of the Premises to Tenant in their “as is” condition and otherwise as herein provided. On the Delivery Date, the Building HVAC, plumbing and mechanical systems and equipment serving the Premises will be in good working order and condition. Landlord represents and warrants that the HVAC system will on the delivery date meet the specifications set forth on Exhibit __. Tenant acknowledges that it will accept possession of the Premises with the furniture and furnishings (the “Furniture”) of the prior tenant, Sapient Corporation (“Sapient”), in place, pursuant to a separate agreement between Tenant and Sapient by which Sapient is conveying the Furniture to Tenant. Landlord is not a party to such agreement and will have no obligation to remove the Furniture prior to the Delivery Date or do deliver possession of the Premises free of the same. Landlord has no interest in the Furniture, and expressly disclaims any obligation or liability with respect to the same, including without limitation with respect to the condition or suitability thereof or the state of title thereto. Tenant acknowledges that it has inspected the Premises and common areas of the Building and has found the same satisfactory for Tenant’s intended use, provided that this sentence shall not relieve Landlord of its express covenants set forth in this Section 4.2.

4.3

EARLY ACCESS. Subject to the occurrence of an event of Force Majeure, Tenant may have access to the Premises for up to thirty (30) days prior to the Commencement Date for the sole purpose of installing furniture, fixtures, equipment, telecommunications facilities and cabling, but not for the general conduct of Tenant’s business, provided that Tenant shall not be required to pay Basic Rent or additional rent or Escalation Charges for the period of such access prior to the Commencement Date. Notwithstanding that Tenant shall not be required to pay Basic Rent or Escalation Charges prior to the Commencement Date, all other terms and conditions of this Lease shall fully apply, including without limitation the requirements of Article X. Prior to having any such access to the Premises, Tenant shall have (i) paid the first month’s Basic Rent and the Security Deposit, and (ii) delivered all insurance certificates and policies required under Article X.

ARTICLE V

USE OF PREMISES

5.1

PERMITTED USE. (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses specifically excluding, without limitation, use for medical, dental, governmental, utility company or employment agency offices.

(b) Tenant agrees to conform to the following provisions during the Term of this Lease:

(i) Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor;

(ii) Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisement or the like visible to public view outside of the Premises. Landlord agrees, however, to maintain a tenant directory in the lobby of the Building in which will be placed Tenant’s name and the location of the Premises in the Building. The initial cost of placing Tenant’s name in the directory shall be paid by Landlord. The cost of any subsequent modifications thereto shall be paid by Tenant, at Tenant’s sole expense. Tenant shall be solely responsible for maintaining, repairing and removing any signage not provided by Landlord;

(iii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building;

(iv) Tenant shall, at Tenant’s sole expense, promptly comply with all applicable laws and ordinances, governmental rules, regulations, and orders, certificates of occupancy, conditional use or other permits, variances, covenants and restrictions of record, the recommendations of Landlord’s engineers or other consultants, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the Term or any part of the Term hereof, relating in any manner to the Premises and the occupation and use by Tenant of the Premises. Tenant shall, at Tenant’s sole expense, comply with all requirements of the Americans With Disabilities Act that relate to the Premises, and all federal, state and local laws and regulations governing occupational safety and health;

(v) Throughout the Term of this Lease, Tenant shall occupy the Premises only for Permitted Uses.

5.2

INSTALLATIONS AND ALTERATIONS BY TENANT. (a) Tenant shall make no alterations, additions or improvements (including, but not be limited to, the installation or alteration of security or fire protection systems, communication systems, millwork, shelving, file retrieval or storage systems, carpeting or other floor covering, window and wall coverings, electrical distribution systems, lighting fixtures, telephone or computer system wiring, HVAC and plumbing) in or to the Premises (including, any improvements necessary for Tenant’s initial occupancy of the Premises) without Landlord’s prior written consent, which shall not be unreasonably withheld and shall not be required for (i) any standard “floating” shelving or cubicles to be installed or moved within the Premises or (ii) any cosmetic alterations, in either case that (x) does not require a building or other permit or approval, (y) does not affect the Building structure or systems and (z) does not cost more than $25,000.00. Any such alterations, additions or improvements shall be in accordance with plans and specifications (to the extent plans and/or specifications would customarily be prepared for such work) approved in advance by Landlord. All of Tenant’s alterations and additions and installation and delivery of telephone systems, furnishings, and equipment shall be coordinated with any work being performed by Landlord and shall be performed in such manner, and by such persons as shall maintain harmonious labor relations and not cause any damage to the Building or interference with Building construction or operation. Such work shall (i) be performed in a good and workmanlike manner and in compliance with all applicable laws, (ii) be made at Tenant’s sole cost and expense and in accordance with the construction regulations set forth in Exhibit C attached hereto, and (iii) become part of the Premises and the property of Landlord. If at the time of requesting Landlord’s consent to any alteration, addition or improvement, Tenant requests in writing that Landlord make a determination as to whether Landlord will require the same to be removed at the expiration or termination of this Lease, then except to the extent Landlord notifies Tenant in writing at the time Landlord gives its consent that such alteration, addition or improvement need not be removed at the expiration or sooner termination of the Term, then Landlord may subsequently require that Tenant remove such alteration, addition or improvement and restore the Premises (and any affected portions of the Building) to their prior condition, at Tenant’s expense, at the expiration or sooner termination of this Lease. If any alterations or improvements shall involve the removal of fixtures, equipment or other property in the Premises which are not Tenant’s Removable Property, such fixtures, equipment or property shall be promptly replaced by Tenant at its expense with new fixtures, equipment or property of like utility and of at least equal quality. Tenant agrees to pay promptly when due, and to defend and indemnify Landlord from and against, the entire cost of any work done on the Premises by Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Building or the Property and promptly to discharge (by bonding or otherwise) any such liens which may so attach.

(b) All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises (“Tenant’s Removable Property”) shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal. Any Tenant’s Removable Property shall be installed at the sole risk of Tenant and shall be insured by Tenant in accordance with Article X. In connection with the installation of telecommunication equipment by Tenant, such installation shall occur only in such locations and in such a manner as approved in writing by the Landlord (which approval shall not be unreasonably delayed, conditioned or withheld) and none of such wires, ducts or equipment shall be located in areas outside the Premises Notwithstanding any other provision of this Lease, at the request of Landlord, telecommunication wires, ducts or equipment installed by the Tenant shall be removed by Tenant at the expiration of the Term or earlier termination of this Lease, and all damage caused by such removal repaired. Telephone switches, antennae, electronic distribution boxes and similar equipment shall only be located within the Premises

(c) In any case, at the time of Landlord’s approval, Tenant shall pay to Landlord a fee equal to four percent (4%) of the cost any alteration, addition or improvement for which Tenant requests Landlord’s consent to compensate Landlord for the overhead and other costs it incurs in reviewing the plans therefor and in monitoring the construction. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. To the maximum extent permitted by law, before such time as any contractor commences to perform work on behalf of Tenant, such contractor (and any subcontractors) shall furnish a written statement acknowledging the provisions set forth in the prior clause. Whenever and as often as any mechanic’s lien shall have been filed against the Building or the Property based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien.

(d) In the course of any work being performed by Tenant (including without limitation the “field installation” of any Tenant’s Removable Property), Tenant agrees to use labor compatible with that being employed by Landlord for work in or to the Building or other buildings owned by Landlord or its affiliates (which term, for purposes hereof, shall include, without limitation, entities which control or are under common control with Landlord, or which are controlled by Landlord or, if Landlord is a partnership, by any partner of Landlord) and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building pursuant to arrangements made by Landlord.

5.3

HAZARDOUS MATERIALS. (a) For purposes of this Lease, the term “Hazardous Material” means any hazardous substance, hazardous waste, infectious waste, petroleum product or toxic substance, material, or waste which becomes regulated or is defined as such by any local, state or federal governmental authority. Except for reasonable quantities of ordinary office supplies such as copier toners, liquid paper and ink and common cleaning materials and solvents or other substances commonly used in non-hospital medical offices (all of which shall in any event be kept, stored and used only in accordance with applicable laws and regulations), Tenant shall not cause or permit any Hazardous Material to be brought, kept or used in or about the Premises or the Property by Tenant, its agents, employees, contractors, or invitees. Tenant hereby agrees to indemnify Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Property, damages for the loss or restriction or use of rentable space or of any amenity of the Property, damages arising from any adverse impact on marketing of space in the Property, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Term of this Lease as result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions and any cleanup, remedial removal, or restoration work required due to the presence of Hazardous Material stored, introduced or released by Tenant or its employees, agents, contractors or invitees. Tenant shall promptly notify Landlord of any release of a Hazardous Material in the Premises or at the Property of which Tenant becomes aware, whether caused by Tenant or any other person or entity.

(b) If Tenant knows, or has reasonable cause to believe, that a Hazardous Material, or a condition involving or resulting from same, has come to be located in, on or under or about the Premises or the Property, Tenant shall immediately give written notice of such fact to Landlord. Tenant shall also promptly give Landlord (without demand by Landlord) a copy of any statement, report, notice, registration, application, permit, license, given by Tenant to or received by Tenant from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of or exposure to, any Hazardous Material or contamination in, on or about the Premises or the Property.

ARTICLE VI

ASSIGNMENT AND SUBLETTING

6.1

RESTRICTION. (a) Except as provided in this Article VI, Tenant covenants and agrees that whether voluntarily, involuntarily, by operation of law or otherwise neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting. Without limiting the foregoing, any agreement pursuant to which: (x) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant’s behalf, all or any portion of Basic Rent, Escalation Charges or other charges due under this Lease; and/or (y) a third party undertakes or is granted the right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the Premises, shall for all purposes hereof be deemed to be an assignment of this Lease and subject to the provisions of this Article VI. Unless the stock or partnership interest (or other evidence of the ownership of Tenant) is registered and publicly traded on an exchange regulated by the United States Securities and Exchange Commission, the provisions of this paragraph (a) shall apply to a transfer (by one or more transfers over the Term of this Lease) of thirty percent (30%) or more of the stock or partnership interests or other evidences of ownership of Tenant as if such transfer were a prohibited assignment of this Lease.

(b) The provisions of paragraph (a) shall not apply to either: transactions with an entity into or with which Tenant is merged or consolidated, or to which substantially all of Tenant’s assets are transferred; or transactions with any entity (a “Tenant Affiliate”) which controls or is controlled by Tenant or is under common control with Tenant; provided that in either such event, at the time of such transaction there exists no Default of Tenant hereunder and:

(i) if the successor to Tenant is not a Tenant Affiliate, then as of the date immediately preceding the date of the transfer, the financial strength of (1) the successor to Tenant, or (2) the purchaser of substantially all of the assets of Tenant, is not less than that of Tenant as determined (x) based on credit ratings of such entity and Tenant by both Moody’s and Standard & Poor’s, or (y) if such credit ratings do not exist, then in accordance with Moody’s KMV RiskCalc; and

(ii) written notice of such transfer (which shall include evidence reasonably satisfactory to Landlord of such financial strength, it being agreed that a copy of the transferee’s most recently available annual financial statement certified by the chief financial officer of the transferee, whether or not audited, shall be deemed evidence reasonably satisfactory to Landlord) shall have been delivered to Landlord at least fifteen (15) business days prior to the effective date of any such transaction, and

(iii) the assignee agrees directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting.

(c) If, in violation of this Article 6, this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance of covenants on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular subletting or occupancy shall not in any way diminish the prohibition stated in paragraph (a) of this Section 6.1 or the continuing liability of the original named Tenant. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No such assignment, subletting, or occupancy shall affect or be contrary to Permitted Uses. Any consent by Landlord to a particular assignment, subletting or occupancy shall be revocable, and any assignment, subletting or occupancy shall be void ab initio, if the same shall fail to require that such assignee, subtenant or occupant agree therein to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be kept and performed.

6.2

CONSENT TO SUBLEASE. (a) Notwithstanding the prohibition set forth in Section 6.1(a), Landlord shall not unreasonably withhold, condition or delay its consent to one or more sublettings requested by Tenant, provided further that:

(i) The business of each proposed subtenant and its use of the Premises shall be consistent with the Permitted Uses, and the financial condition and standing of the proposed subtenant shall be reasonably acceptable to Landlord.

(ii) Neither the proposed subtenant, nor any person who directly or indirectly, controls, is controlled by, or is under common control with, the proposed subtenant or any person who controls the proposed subtenant, shall be (A) a government (or subdivision or agency thereof), (B) a medical or dental office, or (C) an occupant of the Building or any other property in Boston owned or managed by Landlord or any affiliate of Landlord;

(iii) The form of the proposed sublease, as well as the Landlord’s consent thereto, shall be reasonably satisfactory to Landlord and its counsel and shall comply with the applicable provisions of this Article 6;

(iv) not later than fifteen (15) days prior to the proposed commencement of such sublease, Landlord shall have received information reasonably sufficient to determine compliance with the foregoing conditions; and

(v) Tenant shall in all cases remain fully and primarily liable hereunder.

If Tenant requests Landlord’s consent to a sublease then, at the time of such request, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed transfer, copies of the proposed documentation or a term sheet therefor, and the following information about the proposed sublessee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references reasonably sufficient to enable Landlord to determine the proposed sublessee’s creditworthiness and business reputation.

(b) It shall not be unreasonable for Landlord to withhold its consent to any proposed sublease if (i) at the time of such request, Tenant is in default under this Lease (unless such default is cured within any applicable notice or cure period), (ii) the proposed sublessee is a tenant in the Building or is an affiliate of such a tenant or a party that Landlord has identified as a tenant or a prospective tenant in the Building, (iii) the financial responsibility, nature of business, and character of the proposed transferee are not all reasonably satisfactory to Landlord in light of the obligations being assumed, (iv) in the reasonable judgment of Landlord the purpose for which the transferee intends to use the Premises (or a portion thereof) is not in keeping with Landlord’s standards for the Building or would impose a burden on the parking facilities, elevators, Common Areas or utilities that is greater than the burden imposed by Tenant; (v) the proposed sublessee is a government entity or quasi-governmental entity or agency, and/or (vi) the identity of the subtenant or its contemplated use of the subleased premises under the proposed sublease would cause Landlord to be in violation of any of its obligations under another lease or agreement to which Landlord is a party. In no event shall any sublease cover fewer than 2,000 square feet of space or have a fixed term of less than six (6) months. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent. Landlord shall have no liability for damages to Tenant or to any proposed sublessee, and Tenant shall not be permitted to terminate this Lease, if it is adjudicated that Landlord’s consent has been unreasonably withheld, conditioned or delayed. In such event, Tenant’s sole remedy shall be to have the proposed sublease declared valid as if Landlord’s consent had been given

6.3

EXCESS PAYMENTS. In the event that Tenant shall enter into one or more subleases pursuant to Section 6.2 (but not a transaction under Section 6.1(b), as to which this Section 6.3 shall not apply), if the rent and other sums (including without limitation the fair value of any services provided by such subtenant for Tenant) on account of any such sublease exceed the sum of (a) Basic Rent and Escalation Charges allocable to that portion of the Premises subject to such sublease, plus (b) all reasonable and customary actual out-of-pocket third party expenses incurred by Tenant in connection with such sublease (such expenses to be pro-rated evenly over the term of such sublease), including without limitation, reasonable brokerage commissions actually paid to a licensed broker, Tenant shall pay to Landlord, as an additional charge, 50% of such excess, such amount to be paid monthly with payments by Tenant of Basic Rent hereunder.

6.4	INTENTIONALLY OMITTED.

6.5

MISCELLANEOUS. (a) Any sublease consented to by Landlord shall be expressly subject and subordinate to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Any proposed sub-sublease or proposed assignment of a sublease shall be subject to the provisions of this Article. Tenant shall reimburse Landlord on demand, as an additional charge, for any documented out of pocket costs (including reasonable attorneys’ fees and expenses not to exceed $2,500.00) incurred by Landlord in connection with any actual or proposed assignment or sublease, whether or not consummated, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant. Any sublease to which Landlord gives its consent shall not be valid or binding on Landlord unless and until Tenant and the sublessee execute a consent agreement in form and substance satisfactory to Landlord.

(b) Notwithstanding any assignment or sublease, or any amendments or modifications subsequent thereto, Tenant will remain fully liable for the payment of Basic Rent, Escalation Charges and other charges and for the performance of all other obligations of Tenant contained in this Lease. Any act or omission of any subtenant, or of anyone claiming under or through any subtenant, that violates any of the obligations of this Lease shall be deemed a violation of this Lease by Tenant.

(c) The consent by Landlord to any sublease shall not relieve Tenant or any person claiming through or under Tenant of the obligation to obtain the consent of Landlord, pursuant to the provisions of this Article, to any subsequent sublease.

(d) With respect to each and every sublease authorized by Landlord under the provisions of this Article, it is further agreed that any such sublease shall provide that: (i) the term of the sublease must end no later than one day before the last day of the Term of this Lease; (ii) no sublease shall be valid, and no subtenant shall take possession of all or any part of the Premises until a fully executed counterpart of such sublease has been delivered to Landlord; (iii) each sublease shall provide that it is subject and subordinate to this Lease; (iv) Landlord may enforce the provisions of the sublease, including collection of rents; (v) in the event of termination of this Lease or reentry or repossession of the Premises by Landlord, Landlord may, at its sole discretion and option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord but nevertheless Landlord shall not (A) be liable for any previous act or omission of Tenant under such sublease; (B) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant; or (C) be bound by any previous modification of such sublease made without Landlord’s written consent or by any previous prepayment of more than one month’s rent.

6.6

ACCEPTANCE OF RENT. If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If all or any part of the Premises are sublet, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant’s time to cure such default, collect rent from the subtenant. In either event, Landlord may apply the net amount collected to payment of Rents, but no such assignment, subletting, or collection shall be deemed a waiver of any of the provisions of this Article, an acceptance of the assignee or subtenant as a lessee, or a release of Tenant from the performance by Tenant of Tenant’s obligations under this Lease.

ARTICLE VII

RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES;

SERVICES TO BE FURNISHED BY LANDLORD

7.1

LANDLORD REPAIRS. (a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, public areas, exterior walls (including exterior glass) and structure of the Building (including all plumbing, mechanical and electrical systems installed by Landlord, but specifically excluding any supplemental heating, ventilation or air conditioning equipment or systems installed at Tenant’s request or as a result of Tenant’s requirements in excess of building standard design criteria), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the repair of glass in the Premises, the doors (or related glass and finish work) leading to the Premises, or any condition in the Premises or the Building to the extent caused by any act or neglect of Tenant, its invitees or contractors. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly stated in this Section 7.1 provided, unless expressly provided otherwise in this Lease.

(b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

7.2

TENANT’S AGREEMENT. (a) Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises excepted, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain excepted, and shall surrender the Premises at the end of the Term of this Lease in such condition. Without limitation, Tenant shall continually during the Term of this Lease maintain the Premises in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and of the applicable board of fire underwriters, and shall, at Tenant’s own expense, obtain all permits, licenses and the like required by applicable law. To the extent that the Premises constitute a “Place of Public Accommodation” within the meaning of the Americans With Disabilities Act of 1990, Tenant shall be responsible, subject to the requirements of Section 5.2, for making the Premises comply with such Act. In addition, if due to any alteration, addition or improvement made by Tenant, other portions of the Building or the Property must be altered in order to comply with any legal requirement, Landlord may make such alteration at Tenant’s cost. Notwithstanding the foregoing or the provisions of Article XII, to the maximum extent this provision may be enforceable according to law, but subject to any applicable waivers of claims and rights of subrogation contained in this Lease, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Building to the extent caused by any act or neglect of Tenant, or its contractors or invitees (including any damage by fire or other casualty arising therefrom) and, if the premium or rates payable with respect to any policy or policies of insurance purchased by Landlord or Agent with respect to the Building or the Property increases as a result of payment by the insurer of any claim arising from any act or neglect of Tenant, or its contractors or invitees, Tenant shall pay its comparative share of such increase, from time to time, within thirty (30) days after demand therefor by Landlord, as an additional charge.

(b) If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand (except in the case of an emergency, in which event Landlord may make such repairs immediately), Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 14.18 being applicable to the costs thereof), and shall not be responsible to Tenant for any loss or damage whatsoever that may accrue to Tenant’s stock or business by reason thereof.

7.3

FLOOR LOAD - HEAVY MACHINERY. (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to reasonably prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, not to be unreasonably withheld, conditioned or delayed, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

(b) If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4

BUILDING SERVICES. (a) Landlord shall, on Business Days from 8:00 a.m. to 6:00 p.m. (and, if requested by Tenant before noon on the preceding Friday, on Saturday from 8:00 a.m. to 1:00 p.m.) at no additional cost to Tenant, furnish heating and cooling as normal seasonal changes may require. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system’s ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord’s option, be provided by Landlord, at Tenant’s expense. Landlord will use reasonable efforts upon reasonable advance written notice from Tenant of its requirements in that regard, to furnish additional heat, cleaning or air conditioning services to the Premises on days and at times other than as set forth in Section 7.4(a) (“the Overtime Hours”). Tenant will pay to Landlord, as Additional Rent, for any such additional heat, cleaning or air conditioning service required by Tenant for the Overtime Hours. As of the date of this Lease, the rate for overtime HVAC services is Forty Dollars ($40.00) per hour per zone, which is subject to adjustment from time to time. As currently configured, the Building HVAC system serving the Premises is as described on Exhibit HVAC attached hereto.

(b) Landlord shall also provide:

(i) Passenger elevator service from the existing passenger elevator system in common with Landlord and other tenants in the Building.

(ii) Warm water for lavatory and (if applicable) kitchenette purposes and cold water (at temperatures supplied by the City of Boston) for drinking, kitchenette, lavatory and toilet purposes. If Tenant uses water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from Tenant as an additional charge.

(iii) Reasonable level of janitorial service nightly on Business Days in accordance with the standards annexed hereto as Exhibit D.

(iv) Free access to the Premises on Business Days from 8:00 a.m. to 6:00 p.m., and at all other times subject to reasonable Building security procedures from time to time in effect, and subject always to restrictions based on emergency conditions.

(v) Tenant will have 24-hour access to the Building loading dock facilities and freight elevator for Tenant’s initial move-in, subject to prior delivery of all insurance certificates required under this Lease (from Tenant and any movers or installers or other contractors). Landlord will not impose any charge for the use of the freight elevator for Tenant’s initial move-in. All of the foregoing is subject to prior scheduling with Landlord’s Agent and availability.

(c) Landlord or Agent may from time to time, but shall not be obligated to, provide one or more uniformed attendants in or about the lobby of the Building. Unless Landlord expressly agrees otherwise in writing, such attendant(s) shall serve functions such as assisting visitors and invitees of tenants and others in the Building, monitoring fire control and alarm equipment, and summoning emergency services to the Building as and when needed. Tenant expressly acknowledges and agrees that: (i) such attendants shall not serve as police officers, and will be unarmed, and will not be trained in situations involving potentially physical confrontation; and (ii) if provided, such attendants will be provided solely as an amenity to tenants of the Building for the sole purposes set forth above, and not for the purpose of securing any individual tenant premises or guaranteeing the physical safety of Tenant’s Premises or of Tenant’s employees, agents, contractors or invitees. If and to the extent that Tenant desires to provide security for the Premises or for such persons or their property, Tenant shall be responsible for so doing, after having first consulted with Landlord and (as to any installation or equipment by Tenant that is connected to or otherwise affects the Building systems or equipment) after obtaining Landlord’s consent, which shall not be unreasonably withheld, delayed or conditioned. Landlord expressly disclaims any and all responsibility and/or liability for the physical safety of Tenant’s property, and for that of Tenant’s employees, agents, contractors and invitees, and, without in any way limiting the operation of Article X hereof, Tenant, for itself and its agents, contractors, invitees and employees, hereby expressly waives any claim, action, cause of action or other right which may accrue or arise as a result of any damage or injury to the person or property of Tenant or any such agent, invitee, contractor or employee. Tenant agrees that, as between Landlord and Tenant, it is Tenant’s responsibility to advise its employees, agents, contractors and invitees as to necessary and appropriate safety precautions.

(f) Notwithstanding anything to the contrary in this Article 7 or in this Lease contained, Landlord may institute, and Tenant shall comply with, such policies, programs and measures as may be reasonably necessary, required, or expedient for the conservation and/or preservation of energy or energy services to the Premises, or as may be reasonably necessary or required to comply with applicable codes, rules regulations or standards.

7.5

ELECTRICITY; UTILITIES. (a) Landlord shall supply electricity to the Premises that is sufficient for typical demands of normal office uses, and Tenant agrees in its use of the Premises (i) not to exceed such requirements and (ii) that its total connected lighting load will not exceed the maximum from time to time permitted under applicable governmental regulations. If, without in any way derogating from the foregoing limitation, Tenant shall require electricity in excess of the requirements set forth above, Tenant shall notify Landlord and Landlord may (without being obligated to do so) supply such additional service or equipment at Tenant’s sole cost and expense. Landlord shall purchase and install all Building standard lamps, tubes, bulbs, starters and ballasts (the cost of which shall be billed to Tenant as a part of Operating Expenses). In order to assure that the foregoing requirements are not exceeded and to avert possible adverse effect on the Building’s electric system, Tenant shall not, without Landlord’s prior consent, connect any fixtures, appliances or equipment to the Building’s electric distribution system other than lamps, white-noise generators, room fans, printers, desk-top personal computers (and similar customary and usual information technology equipment), word processors, photocopiers (including scanners, fax machines, etc.), hand-held or desk top calculators and other electrical equipment commonly found in similar offices and drawing less than 15 amperes at 120 volts.

(b) From time to time during the Term of this Lease, Landlord shall have the right to have an electrical consultant mutually selected by Landlord and Tenant make a survey of Tenant’s electric usage, the result of which survey shall be conclusive and binding upon Landlord and Tenant. In the event that such survey shows that Tenant has exceeded the requirements set forth in paragraph (a), in addition to any other rights Landlord may have hereunder, Tenant shall, upon demand, reimburse Landlord for the cost of such survey and the cost, as determined by such consultant, of electricity usage in excess of such requirements for the period of such excess usage, as additional charges.

(c) Tenant acknowledges that Basic Rent does not include the cost of providing convenience electricity (i.e., so-called lights and plugs), and that the use of convenience electricity will be measured by one or more meters currently serving the Premises. Tenant shall pay the costs as shown on such meter directly to the utility. Tenant acknowledges that, in addition to paying the cost of electricity furnished to the Premises as provided above, the Tenant shall pay its pro-rata share of the cost of furnishing electricity for the Building’s common areas and elevators as part of Operating Expenses. In any event, Tenant shall also pay separately to the utility for all telephone and any other utilities and services supplied and metered exclusively to the Premises or to Tenant, together with any taxes thereon.

(d) Tenant shall not at any time contract to purchase electricity from any provider other than the service provider from whom Landlord from time to time shall purchase electricity for the common areas of the Building, or give any such provider permission to install lines or other equipment, without in each case obtaining the Landlord’s prior written consent. Landlord shall have no liability for the service to be provided by any provider, including without limitation any loss or interruption of service or any damages to Tenant or its business arising therefrom.

(e) Notwithstanding the foregoing to the contrary, if, due to any negligent or willful and wrongful act or omission of Landlord, Tenant is prevented from receiving Essential Services (defined below) that Landlord is obligated to perform or deliver under this Lease, and such interruption of Essential Services renders the Premises or any material portion thereof untenantable (meaning that Tenant is unable to access the Premises or that Tenant is unable to use and occupy the Premises or such material portion in a reasonably safe manner for the conduct of Tenant’s business and that Tenant has vacated the Premises or such material portion as a result), and if such interruption shall continue for a period of ten (10) consecutive Business Days after notice thereof from Tenant to Landlord that the Premises or such material portion are untenantable as a result thereof, then Basic Rent shall abate commencing on the eleventh (11th) Business Day after such notice (and, if less than all of the Premises are affected by such interruption, such abatement shall be pro-rated according to the area so affected) until such time as such Essential Services are restored. The foregoing shall not apply to any interruption to the extent the same arises from any act or omission of Tenant or its agents, contractors or employees, or from fire or casualty, Force Majeure or taking or condemnation by the power of eminent domain or other matter beyond the reasonable control of Landlord. Tenant’s rights herein granted shall be Tenant’s sole and exclusive remedies for any loss or damage arising from any such interruption, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term “Essential Services” shall mean the following services: water and sewer, passenger elevator service, HVAC (when reasonably required under prevailing conditions) and electricity, but only to the extent that Landlord has an obligation to provide electricity to Tenant under this Lease. Any abatement of Basic Rent under this paragraph shall apply only with respect to Basic Rent allocable to the period after each of the conditions described above shall have been satisfied and only during such times as each of such conditions shall continue to exist.

ARTICLE VIII

REAL ESTATE TAXES

8.1

PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES. (a) For the purposes of this Article, the term “Tax Year” shall mean the twelve-month period commencing on the July 1 immediately preceding the Commencement Date and each twelve-month period thereafter commencing during the Term of this Lease; and the term “Taxes” shall mean all taxes, assessments, betterments and other charges and impositions (including, but not limited to, fire protection service fees and similar charges) levied, assessed or imposed at any time during the Term by any governmental authority upon or against the Building, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. If, at any time during the Term, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord with respect to the rent reserved hereunder, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Building, such tax or excise on rents shall be included in Taxes; however, Taxes shall not include franchise, estate, inheritance, succession, capital levy, transfer, income or excess profits taxes assessed on Landlord. Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment..

(b) In the event that for any reason, Taxes during any Tax Year shall exceed Base Taxes, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Taxes over Base Taxes for such Tax Year, multiplied by (ii) the Escalation Factor, such amount to be apportioned for any portion of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

(c) Commencing on the Commencement Date, estimated payments by Tenant on account of Taxes shall be made on the first day of each and every calendar month during the Term of this Lease, and otherwise in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due with a sum equal to Tenant’s required payments, as estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant’s payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Year are greater than estimated payments theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord.

(d) Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant in or upon the Premises.

8.2

ABATEMENT. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year, then out of any balance remaining thereof after deducting Landlord’s expenses reasonably incurred in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest) multiplied by the Escalation Factor; provided, that in no event, shall Tenant be entitled to receive more than the payments made by Tenant on account of Taxes for such Tax Year pursuant to paragraph (b) of Section 8.1 or to receive any payments or abatement of Basic Rent if Taxes for any year are less than Base Taxes or Base Taxes are abated. If a refund or reimbursement applies to Base Taxes, then Base Taxes shall be reduced by the amount of the reduction and Tenant’s share of increases in Taxes shall be recalculated for all Tax Years following the year of the reduction based on the lower Base Taxes.

8.3

ALTERNATE TAXES. (a) If some method or type of taxation shall replace the current method of assessment of real estate taxes in whole or part, or the type thereof, or if additional types of taxes are imposed upon the Building or the Property or Landlord, Tenant agrees that such taxes or other charges shall be deemed to be, and shall be, Taxes hereunder and Tenant shall pay an equitable share of the same as an additional charge computed in a fashion consistent with the method of computation herein provided, to the end that Tenant’s share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

(b) If a tax (other than a Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional charge within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.

ARTICLE IX

OPERATING EXPENSES; UTILITIES

9.1	DEFINITIONS. (a) For the purposes of this Article, the following terms shall have the following respective meanings:

Operating Year: Each calendar year in which any part of the Term of this Lease shall fall.

Operating Expenses: all costs and expenses incurred for the operation, cleaning, maintenance, repair and upkeep of the Building and the Property, including, without limitation, all costs of maintaining and repairing the Building and Property (including, elevators, lighting and any other Building equipment or systems, snow removal, landscaping and grounds maintenance, operation and maintenance of the parking areas, sidewalks, walking paths, access roads and landscaped islands and driveways) and costs to maintain an on-site management office and all costs of all repairs and replacements (other than repairs or replacements for which Landlord has received full reimbursement from other tenants of the Building or from others) necessary to keep the Building and Property in good working order, repair, appearance and condition; the costs (including any subsidies provided by Landlord) of operating and maintaining the café and fitness center at the Building; all costs (including material and equipment costs) for cleaning and janitorial services to the Building (including window cleaning of the Building); all costs of any insurance carried by Landlord relating to the Building; all costs related to provision of heat (including oil, electric, steam and/or gas), air-conditioning, and water (including sewer charges and the private water supply company charges or assessments) and other utilities to the Building (exclusive of reimbursement to Landlord for any of same received as a result of direct billing to any tenant of the Building); payments under all service contracts relating to the foregoing; all compensation, fringe benefits, payroll taxes and workmen’s compensation insurance premiums related thereto with respect to any employees of Landlord or its affiliates, or third party management company, engaged in security or maintenance of the Building; attorneys’ fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings or the preparation of or negotiation of any leases) and auditing and other professional fees and expenses; and a reasonable management fee consistent with the local market in which the Building is located, not to exceed five percent (5%) of the gross rentals for the Building.

(b) If, during the Term of this Lease, Landlord shall make a capital expenditure, the total cost of which is not properly includible in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

(c) Notwithstanding the above, Operating Expenses shall not include: (i) charges for depreciation (other than as permitted above with respect to permitted capital expenditures), (ii) mortgage debt service, interest or financing charges; (iii) ground rent; (iv) expenses to market space in the Building for other tenants; (v) leasing commissions, attorney’s fees, costs and disbursements incurred in negotiations with prospective tenants: (vi) costs associated with the operation of the business of the entity which constitutes Landlord or its managing agent (as distinguished from the costs of operating the Building), including, but not limited to, general corporate overhead and administrative expenses, risk management, corporate and/or partnership accounting and legal costs; (vii) all wages, salaries, fees, fringe benefits, and other compensation paid to any executive employee of Landlord and/or Landlord’s managing agent above the grade of building or property manager; (viii) a reasonable allocation of wages, salaries and other compensation otherwise includable that is attributable to employee time that is devoted to efforts unrelated to the maintenance and operation of the Building (for example, managing other Landlord properties); (ix) costs that are reimbursed by insurance, by Tenant or by other tenants directly; (x) the costs of replacement of the roof or other structural elements of the Building; (xi) costs of installation of other tenants’ improvements in their premises or of renovating or otherwise improving, decorating, painting or redecorating vacant space for other tenants of the Building; (xii) fees paid to any parking facility operator (on or off site); (xiii) costs incurred in to cure any violation (other than any condition caused by Tenant) of the Building of then-applicable codes, ordinances, statutes, or other laws, which violations existed on the Commencement Date, including penalties or damages incurred due to such violation; (xiv) penalties incurred solely as a result of Landlord’s failure to make tax payments when due (provided Tenant had made all such payments due under this Lease as and when due); (xv) costs arising solely from the negligence or willful misconduct or fault of Landlord; (xvi) costs arising from construction defects in the base, shell or core of the Building or common area improvements (provided that ordinary wear and tear will not be considered a defect in construction); and (xvii) all costs that would properly be classified as capital expenditures under generally accepted accounting principles, except as otherwise provided by Section 9.1(b).

(d) If during any portion of any Operating Year for which Operating Expenses are being computed, less than ninety-five percent (95%) of the Building was occupied by tenants or if not all of such tenants were paying fixed rent or if Landlord was not supplying all tenants with the services being supplied hereunder, those Operating Expenses that are actually incurred and that are reasonably expected to vary according to Building occupancy shall be reasonably extrapolated by Landlord to the estimated Operating Expenses that would have been incurred if ninety-five percent (95%) of the Building was occupied by tenants and all such tenants were then paying fixed rent or if such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes of this Section 9.1, be deemed to be the Operating Expenses for such Operating Year.

9.2

TENANT’S PAYMENTS. (a) In the event that for any Operating Year Operating Expenses shall exceed Base Operating Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) such excess Operating Expenses multiplied by (ii) the Escalation Factor, such amount to be apportioned for any portion of an Operating Year in which the Commencement Date falls or the Term of this Lease ends.

(b) Commencing on the Commencement Date, estimated payments by Tenant on account of Operating Expenses shall be made on the first day of each and every calendar month during the Term of this Lease, and otherwise in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant’s required payments, as estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses for such Operating Year. Within a reasonable time (but not later than 180 days) after the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Year (each, an “Operating Statement”), and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Year by Tenant exceed Tenant’s required payment on account thereof for such Year, according to such Operating Statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the required payments on account thereof for such Year are greater than the estimated payments (if any) theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord. Landlord shall have the same rights and remedies for the non-payment by Tenant of any payments due on account of Operating Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

(c) Tenant shall have the right to examine and review copies of Landlord’s statements and invoices establishing Operating Expenses for any Operating Year for a period of ninety (90) days following the date that Tenant receives the statement of Operating Expenses for such Operating Year from Landlord. Tenant shall give Landlord not less than thirty (30) days’ prior written notice of its intention to examine such material, and such examination shall take place at such place within the continental United States as Landlord routinely maintains such books and records, unless Landlord elects to have such examination take place in another location designated by Landlord in the city and state in which the Property is located. As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord and Tenant, whereby Tenant agrees to keep confidential (except as may be necessary in connection with any legal or other proceeding to dispute Operating Expenses or except as may be required by law) any information which it discovers about Landlord or the Building in connection with such examination. Such examination may be made only by a national recognized independent certified public accounting firm, or by a qualified and reputable consultant; provided however, that no examiner who is being paid on a contingent fee basis shall be permitted to conduct an examination of Landlord’s books and records under this section. All costs of the examination shall be borne by Tenant.

If, pursuant to such examination, the payments made for such Operating Year by Tenant exceed Tenant’s required payment on account thereof for such Operating Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the payments made by Tenant for such Operating Year are less than Tenant’s required payment as established by such examination, Tenant shall pay the deficiency to Landlord within thirty (30) days after conclusion of the examination and audit, and the obligation to make such payment for any period within the Term shall survive expiration of the Term. If Tenant does not elect to exercise its right to examine Landlord’s records for any Operating Year within the time period provided for by this paragraph, Tenant shall have no further right to challenge Landlord’s statement of Operating Expenses for such Operating Year.

9.3

UTILITIES, ETC. Tenant shall pay the utility provider for the cost of electricity furnished to or consumed on the Premises, as set forth above, all charges for any utilities supplied by such utility provider that are separately metered, and all charges for telephone and other utilities or services not supplied by Landlord, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. Except as expressly provided in Article 7, it is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises.

ARTICLE X

INDEMNITY AND INSURANCE

10.1

INDEMNITY. To the maximum extent this agreement may be made effective according to law, Tenant agrees to indemnify and save harmless Landlord from and against all claims, loss, cost, damage or expense of whatever nature arising: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises; (ii) from any accident, injury or damage occurring outside of the Premises where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant’s agents or employees or independent contractors; or (iii) in connection with the conduct or management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Landlord) in or about the Premises; and, in any case, occurring after the date of this Lease until the end of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Property. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys’ fees and costs at both the trial and appellate levels. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

10.2

PUBLIC LIABILITY INSURANCE. (a) Tenant shall obtain and keep in force during the term of this Lease a commercial general liability policy of insurance with coverages acceptable to Landlord, in Landlord’s reasonable discretion, which, by way of example and not limitation, protects Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the use, occupancy or maintenance of the Premises and all areas appurtenant thereto, and under which the insurer agrees to indemnify and hold Landlord, Agent and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1. Such insurance shall be written on an occurrence basis providing coverage in an amount not less than the amounts of the Initial Public Liability Insurance specified in Section 1.3 or such greater amounts as Landlord shall from time to time request, with an “Additional Insured-Managers and Landlords of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease.

(b) Tenant shall, at all times during the term hereof, maintain the following insurance with coverages no less than the following: (i) workers’ compensation insurance as required by applicable law, (ii) employers liability insurance with limits of at least $1,000,000 per occurrence, (iii) automobile liability insurance for owned, non-owned and hired vehicles with limits of at least $1,000,000 per occurrence and (iv) business interruption and extra expense insurance. In addition to the insurance required in (i), (ii), (iii) and (iv) above, Landlord shall have the right to require Tenant to increase the limits of its insurance and/or obtain such additional insurance as is customarily required by landlords owning similar real property in the geographical area of the Property.

10.3

TENANT’S RISK. Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant’s own risk. To the maximum extent this agreement may be made effective according to law, Landlord shall have no responsibility or liability for any loss of or damage to Tenant’s Removable Property. Tenant shall obtain and keep in force during the term of this Lease “All Risk” extended coverage property insurance with coverages acceptable to Landlord, in Landlord’s reasonable discretion. Said insurance shall be written on a one hundred percent (100%) replacement cost basis on Tenant’s personal property, all tenant improvements installed at the Premises by Landlord or Tenant, Tenant’s trade fixtures and other property. By way of example, and not limitation, such policies shall provide protection against All Risk Insurance’ including vandalism and malicious mischief, theft and sprinkler leakage, Earthquake and Flood, if the Project is in Flood Zone A or V. Tenant’s policy shall include endorsements to insure Tenant against losses to valuable papers, records and computer equipment and to compensate Tenant for the cost of recovering lost data. To the extent that Tenant’s policy covers tenant improvements to the Premises, Landlord, and if applicable any lender or mortgagee of the landlord shall be a loss payee on such policy. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4

CERTIFICATES, CANCELLATION, ETC. Tenant shall deliver to Landlord certificates of the insurance policies required above concurrently with Tenant’s execution of this Lease using Evidence of Property Insurance, ACORD 28 and Commercial General Liability Acord 25 or equivalent. Tenant’s insurance policies shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord (provided, however, that if Tenant’s insurer will not provide such notice to Landlord, Tenant shall be required to do so). Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of the renewal thereof. Tenant’s insurance policies shall be issued by insurance companies authorized to do business in the state in which the Property is located, and said companies shall maintain during the policy term a “General Policyholder’s Rating” of at least A and a financial rating of at least “Class X” (or such other rating as may be required by any lender having a lien on the Project) as set forth in the most recent edition of “Best Insurance Reports.” All insurance obtained by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. Landlord, Landlord’s property manager and lender(s) and their respective officers, shareholders, directors, partners, members, managers, employees, successors and assigns, shall be included as additional insureds under Tenant’s commercial general liability policy, the pollution liability policy and under the Tenant’s excess or umbrella policy, if any, using ISO additional insured endorsement CG 20 24 or equivalent, upon the condition that Landlord shall have notified Tenant in writing of the name and address of all such parties. Tenant’s insurance policies shall not include deductibles in excess of $5,000. Landlord makes no representation to Tenant that the limits or forms of coverage specified above or approved by Landlord are adequate to insure Tenant’s property or Tenant’s obligations under this Lease, and the limits of and insurance carried by Tenant shall not limit Tenant’s obligations or liability under any indemnity provision included in this Lease or under any other provision of this Lease.

10.5

INJURY CAUSED BY THIRD PARTIES. To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise.

ARTICLE XI

LANDLORD’S ACCESS TO PREMISES

11.1

LANDLORD’S RIGHTS. Landlord shall have the right, at reasonable hours and upon reasonable advance notice (which need not in writing and which need not be given at all in the case of any emergency) to enter the Premises for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or (within the last twelve (12) months of the Term) tenants of any part of the Property. In all such entries, Landlord shall use commercially reasonable efforts to minimize unreasonable disruption of Tenant’s business.

ARTICLE XII

FIRE, EMINENT DOMAIN, ETC.

12.1

ABATEMENT OF RENT. If the Premises shall be damaged by fire or casualty, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period, if any, in which, by reason of such damage, there is substantial interference with Tenant’s use of the Premises or access thereto, having regard for the extent to which Tenant may be required to discontinue Tenant’s use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

12.2

LANDLORD’S RIGHT OF TERMINATION. If the Premises or the Building are substantially damaged by fire or casualty (the term “substantially damaged” meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within ninety (90) days from the time that repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord’s entire interest in the Premises may have been divested) by giving notice of Landlord’s election so to do within 90 days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate 30 days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

12.3

RESTORATION. If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to proper condition for Tenant’s use and occupation, provided that Landlord’s obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within six months after the expiration of the 90-day period referred to in Section 12.2 (which six-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration due to an event of Force Majeure, but in no event for more than an additional three months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended) provided that such restoration is not completed within such period. This Lease shall cease and come to an end without further liability or obligation on the part of either party thirty (30) days after such giving of notice by Tenant unless, within such 30-day period, Landlord substantially completes such restoration.. Such right of termination shall be Tenant’s sole and exclusive remedy at law or in equity for Landlord’s failure so to complete such restoration, and time shall be of the essence with respect thereto.

12.4

AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building and the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and Tenant hereby irrevocably appoints Landlord its attorney-in-fact to execute and deliver in Tenant’s name all such assignments and assurances. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant’s Removable Property installed in the Premises by Tenant at Tenant’s expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE XIII

DEFAULT

13.1	TENANT’S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a “Default of Tenant”) shall happen:

(i) Tenant shall fail to pay the Basic Rent, Escalation Charges or additional charges hereunder when due and such failure shall continue for four (4) full Business Days after notice to Tenant from Landlord; or

(ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

(iii) Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

(iv) Tenant shall make an assignment for the benefit of creditors or shall be adjudicated insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors (other than the Bankruptcy Code, as hereinafter defined), or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

(v) An Event of Bankruptcy (as hereinafter defined) shall occur with respect to Tenant; or

(vi) A petition shall be filed against Tenant under any law (other than the Bankruptcy Code) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any trustee, conservator, receiver or liquidator of Tenant or of all or any substantial part of its properties shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive);

(vii) If: (x) Tenant shall fail to pay the Basic Rent, Escalation Charges, additional charges or other charges hereunder when due and Tenant shall cure any such failure within the grace period set forth in clause (i) above; or (y) a Default of Tenant of the kind set forth in clause (i) above shall occur and Landlord shall, in its sole discretion, permit Tenant to cure such Default after the grace period has expired; and a similar failure or Default shall occur more than twice within the next 365 days (whether or not such similar failure is cured within the applicable grace period);

then in any such case Landlord may terminate this Lease by notice to Tenant, specifying a date not less than five (5) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

(b) For purposes of clause (a)(v) above, an “Event of Bankruptcy” means the filing of a voluntary petition by Tenant, or the entry of an order for relief against Tenant, under Chapter 7, 11, or 13 of the Bankruptcy Code, and the term “Bankruptcy Code” means 11 U.S.C Sec. 101, et seq.. If an Event of Bankruptcy occurs, then the trustee of Tenant’s bankruptcy estate or Tenant as debtor-in-possession may (subject to final approval of the court) assume this Lease, and may subsequently assign it, only if it does the following within 60 days after the date of the filing of the voluntary petition, the entry of the order for relief (or such additional time as a court of competent jurisdiction may grant, for cause, upon a motion made within the original 60-day period):

(i) file a motion to assume the Lease with the appropriate court;

(ii) satisfy all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(A) cure all Defaults of Tenant under this Lease or provide Landlord with Adequate Assurance (as defined below) that it will (x) cure all monetary Defaults of Tenant hereunder within 10 days from the date of the assumption; and (y) cure all nonmonetary Defaults of Tenant hereunder within 30 days from the date of the assumption;

(B) compensate Landlord and any other person or entity, or provide Landlord with Adequate Assurance that within 10 days after the date of the assumption, it will compensate Landlord and such other person or entity, for any pecuniary loss that Landlord and such other person or entity incurred as a result of any Default of Tenant, the trustee, or the debtor-in-possession;

(C) provide Landlord with Adequate Assurance of Future Performance (as defined below) of all of Tenant’s obligations under this Lease; and

(D) deliver to Landlord a written statement that the conditions herein have been satisfied.

(c) For purposes only of the foregoing paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance” means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(i) entering an order segregating sufficient cash to pay Landlord and any other person or entity under paragraph (b) above, and

(ii) granting to Landlord a valid first lien and security interest (in form acceptable to Landlord) in all property comprising the Tenant’s “property of the estate,” as that term is defined in Section 541 of the Bankruptcy Code, which lien and security interest secures the trustee’s or debtor-in-possession’s obligation to cure the monetary and nonmonetary defaults under the Lease within the periods set forth in paragraph (b) above;

(d) For purposes only of paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance of Future Performance” means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(i) the trustee or debtor-in-possession depositing with Landlord, as security for the timely payment of rent and other monetary obligations, an amount equal to the sum of two (2) months’ Basic Rent plus an amount equal to two (2) months’ installments on account of Operating Expenses and Taxes, computed in accordance with Articles 8 and 9;

(ii) the trustee or the debtor-in-possession agreeing to pay in advance, on each day that the Basic Rent is payable, the monthly installments on account of Operating Expenses and Taxes, computed in accordance with Articles 8 and 9 hereof;

(iii) the trustee or debtor-in-possession providing adequate assurance of the source of the rent and other consideration due under this Lease;

(iv) Tenant’s bankruptcy estate and the trustee or debtor-in-possession providing Adequate Assurance that the bankruptcy estate (and any successor after the conclusion of the Tenant’s bankruptcy proceedings) will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the bankruptcy estate (and any successor after the conclusion of the Tenant’s bankruptcy proceedings) will have sufficient funds to fulfill Tenant’s obligations hereunder; and

(e) If the trustee or the debtor-in-possession assumes the Lease under paragraph (b) above and applicable bankruptcy law, it may assign its interest in this Lease only if the proposed assignee first provides Landlord with Adequate Assurance of Future Performance of all of Tenant’s obligations under the Lease, and if Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not breach any other lease, or any mortgage, financing agreement, or other agreement relating to the Property by which Landlord or the Property is then bound (and Landlord shall not be required to obtain consents or waivers from any third party required under any lease, mortgage, financing agreement, or other such agreement by which Landlord is then bound).

(f) For purposes only of paragraph (e) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance of Future Performance” means at least the satisfaction of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(i) the proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant’s obligation under this Lease; and

(ii) if requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord’s standards of creditworthiness;

(g) If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

(h) In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages: (x) the Basic Rent, Escalation Charges and other sums that would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting; and (y) if, in accordance with Section 3.1(a), Tenant commenced payment of the full amount of Basic Rent on any day other than the Commencement Date, the amount of Basic Rent that would have been payable during the period beginning on the Commencement Date and ending on the day Tenant commenced payment of the full amount of Basic Rent under such Section 3.1(a). Tenant shall pay the portion of such current damages referred to in clause (x) above to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated, and Tenant shall pay the portion of such current damages referred to in clause (y) above to Landlord upon such termination.

(i) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord’s election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year for what would be the then unexpired Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period.

(j) In case of any Default of Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and

(ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(k) If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in paragraphs (a)(iv)-(a)(vi) of this Section 13.1 with respect to the Guarantor shall constitute a Default of Tenant hereunder.

(l) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

(m) All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys’ fees and expenses at both the trial and appellate levels) in enforcing its rights hereunder or occasioned by any breach of this Lease by Tenant or any Default of Tenant shall be paid by Tenant.

13.2

LANDLORD’S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

14.1

EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises, the Building or the Property above the standard rate applicable to Premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2

WAIVER. (a) Failure on the part of Landlord to complain of any action or non-action on the part of Tenant, no matter how long the same may continue, shall never be a waiver by Landlord of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord to or of any action by Tenant requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant.

(b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check (whether or not with knowledge of any breach by Tenant) without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3

COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant’s part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4

LIABILITY OF THE PARTIES. (a) Tenant specifically agrees to look solely to Landlord’s then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord’s assets other than Landlord’s equity interest in the Property.

(b) Subject to the abatement provisions of Section 7.5(e), with respect to any services, repairs or utilities to be furnished by Landlord to Tenant, or any other obligation to be performed by Landlord, Landlord shall in no event be liable for failure to furnish or perform the same when prevented from doing so by so-called act of god, or by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, act or threatened act of terrorism, civil commotion or unrest, governmental order or restriction or failure of ready supply, or failure whenever and for so long as may be necessary by reason of the making of repairs or changes which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any other cause beyond Landlord’s reasonable control (the foregoing circumstances being individually and collectively referred to as “Force Majeure”), or for any cause due to any act or neglect of Tenant or Tenant’s servants, agents, employees, licensees or any person claiming by, through or under Tenant; nor shall any such failure give rise to any claim in Tenant’s favor that Tenant has been evicted, either constructively or actually, partially or wholly.

(c) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect, punitive or consequential damages suffered or claimed by Tenant from whatever cause.

(d) Where provision is made in this Lease for Landlord’s consent and Tenant shall request such consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent. Any claim, demand, right or defense by Tenant that arises out of this Lease or the negotiations which preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of the inaction, omission, event or action that gave rise to such claim, demand, right or defense. Furthermore, whenever Tenant requests Landlord’s consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, on demand, as an additional charge, any expenses incurred by Landlord (including without limitation reasonable legal fees and costs, if any) in connection therewith.

(e) With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom. Landlord shall, however, use commercially reasonable efforts not to unreasonably interfere with Tenant’s operations in the Premises when conducti ng such activities.

(f) In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default under or breach of this Lease, and Tenant’s remedies shall be limited to damages and/or an injunction as expressly set forth above. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure event, and the time for Landlord’s performance shall be extended for the period of any such delay, but (to the extent of matters within Landlord’s reasonable control) Landlord will use commercially reasonable efforts to minimize any material and adverse effects of any such Force Majeure event. Each provision of this Lease constitutes an independent covenant, enforceable separately from each other covenant hereof. To the extent any provision hereof or any application of any provision hereof may be declared unenforceable, such provision or application shall not affect any other provision hereof or other application of such provision. Tenant acknowledges and agrees that Tenant’s obligation to pay Basic Rent and Escalation Charges is independent of any and all obligations of Landlord hereunder.

(g) Except with respect to the obligation to pay Basic Rent, additional rent or any other sum of money when the same is due, if Tenant is delayed in fulfilling any of its obligations hereunder, and if such delay is caused by reason of a Force Majeure event, then the time for Tenant’s performance shall be extended for the period of any such delay. Tenant shall give Landlord prompt notice if Tenant is so delayed, and will use all reasonable efforts to minimize the effect and duration of any such Force Majeure event.

(h) Tenant shall not be liable to Landlord for any consequential, punitive, or indirect damages, provided that the following shall for all purposes hereof be deemed to be direct damages not subject to the limitation set forth in this Section 14.4(h): (i) any loss or damages awarded against Landlord in favor of a third party for which Tenant is obligate to indemnify Landlord; (ii) any loss or damages arising or sustained by Landlord as a result of Tenant holding over for more than thirty (30) days after the expiration or sooner termination of this Lease; or (iii) any loss or damages arising or sustained by Landlord as a result of any breach or violation by Tenant of its obligations and covenants set forth in Section 5.3 above with respect to Hazardous Substances.

14.5

NOTICE TO MORTGAGEE OR GROUND LESSOR. After Tenant has received written notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord’s defaults by such holder or ground lessor shall be treated as performance by Landlord.

14.6

ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. (a) With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises.

(b) In no event shall the acquisition of Landlord’s interest in the Property by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

(c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder, except for the return of Tenant’s security deposit (unless such deposit has been delivered to the transferee).

14.7

RULES AND REGULATIONS. Tenant shall abide by rules and regulations from time to time established by Landlord, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants, of similar nature to the Tenant named herein, of the Building. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be a conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control. Rules and Regulations currently in effect are set forth in Exhibit C.

14.8

ADDITIONAL CHARGES. If Tenant shall fail to pay when due any sums under this Lease designated as an Escalation Charge, additional rent or additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9

INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

14.10

PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, only such assigns as may be permitted hereunder). Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

14.11

RECORDING. Tenant agrees not to record this Lease, but, if the Term of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a so-called notice of lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord’s attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

14.12

NOTICES. Whenever, by the terms of this Lease, notices shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be delivered by hand (with a receipt), or sent by certified mail, postage prepaid, return receipt requested, or by reputable overnight or express delivery service for next Business Day delivery:

If intended for Landlord, addressed to Landlord c/o TA Associates Realty, 28 State Street, Boston, MA 02109, Attn: Boylston Asset Manager, with a copy to Langer & McLaughlin, LLP, 535 Boylston Street, Boston, MA 02116, Attn: TA Boylston Leasing (or in either case to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

If intended for Tenant, addressed to Tenant at Tenant’s Original Address until the Commencement Date and thereafter to the Premises, attention Hunter Crittenden, (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).A copy of notices of default shall also be sent to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036, attention: Laurie C. Nelson.

All such notices delivered by hand shall be effective on delivery (or attempted delivery during business hours), and any notices sent by certified mail shall be effective on the third (3rd) Business Day after deposit in the United States Mail within the Continental United States, and any notice sent by overnight or express delivery service for next Business Day delivery shall be effective on the next Business Day.

14.13

WHEN LEASE BECOMES BINDING; COUNTERPARTS. (a) The mailing, delivery or negotiation of this Lease shall not be deemed an offer by Landlord to enter into any transaction or to enter into any relationship with Tenant, whether on the terms contained herein or on any other terms. This Lease shall not be binding upon Landlord, nor shall Landlord have any obligations or liabilities with respect thereto, or with respect to the Premises, unless and until Landlord executes and delivers this Lease. Until such execution and delivery of this Lease by Landlord, Landlord may terminate all negotiation and discussion of the subject matter hereof, without causes and for any reason, without recourse or liability. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

(b) This Lease may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties acknowledge and agree that this Lease may be executed via facsimile or ..pdf format (including computer-scanned or other electronic reproduction of the actual signatures) and that delivery of a facsimile or other signature by electronic or physical means shall be effective to the same extent as delivery of an original signature. Notwithstanding the foregoing, originally signed documents shall be provided upon either party’s request.

14.14

PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The provisions of this Lease shall be construed as a whole, according to their common meaning (except where a precise legal interpretation is clearly evidenced), and not for or against either party. Use in this Lease of the words “including,” “such as” or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as “without limitation” or “including, but not limited to,” or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter.

14.15

RIGHTS OF MORTGAGEE OR GROUND LESSOR. This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may request, and Tenant hereby appoints such holder as Tenant’s attorney-in-fact to execute such subordination or attornment agreement upon default of Tenant in complying with such holder’s request. In no event shall the holder of any mortgage or ground lease ever: (A) be liable for any act or omission of Landlord hereunder occurring prior to such holder’s succession to Landlord’s interest hereunder; or (B) be subject to any defense or offset accruing in favor of the Tenant against Landlord prior to such holder’s succession to Landlord’s interest hereunder; or (C) be bound by any modification of this Lease made without such holder’s written consent or by any prepayment of more than one month’s rent. Notwithstanding the foregoing, if the holder of such mortgage elects to make this Lease subordinate as aforesaid, then upon the written request of Tenant, Landlord agrees to use all reasonable efforts to obtain the holder’s written agreement, on the holder’s then standard form, that, subject to such reasonable qualifications as such holder may reasonably impose, in the event that the holder shall succeed to the interests of Landlord hereunder pursuant to such mortgage, ground lease or other encumbrance, so long as no Default of Tenant exists hereunder, Tenant’s right to possession of the Premises shall not be disturbed and Tenant’s other rights hereunder shall not be adversely affected by any foreclosure of such mortgage or encumbrance or by termination of such ground lease. For purposes hereof, the term “all reasonable efforts” shall not include the payment of any sum of money or the consent to less favorable terms and conditions with respect to the obligations or indebtedness secured or created by such mortgage, ground lease or encumbrance. In the event that, despite such reasonable efforts, Landlord is unable to obtain such an agreement, then this Lease shall be subordinate as aforesaid.

14.16

STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will within fifteen (15) days after written request furnish to Landlord, or the holder of any mortgage or ground lease encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

14.17

SECURITY DEPOSIT. (a) If, in Section 1.2 hereof, a security deposit is specified, Tenant agrees that the same will be paid upon execution and delivery of this Lease, and that Landlord shall hold the same throughout the Term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord’s damages arising from, or to cure, any Default of Tenant. If Landlord shall so apply any or all of such deposit, Tenant shall immediately deposit with Landlord the amount so applied to be held as security hereunder. If there is then existing no Default of Tenant, Landlord shall return the deposit, or so much thereof as shall have theretofore not been applied in accordance with the terms of this Section 14.17, to Tenant within a reasonable time (not to exceed thirty (30) days) after the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time. While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. If Landlord conveys Landlord’s interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord’s grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 14.17, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder.

(b) If there is then existing no Default of Tenant hereunder (nor any event or circumstance which, with the giving of notice or the passage of time, or both, would, in Landlord’s commercially reasonable judgment, constitute a Default of Tenant), at the expiration of the Term of this Lease and delivery of the Premises to Landlord in accordance herewith and payment of all amounts then due and coming due, Landlord shall return to Tenant the security deposit, or so much thereof as shall not have theretofore been applied or returned in accordance with the terms of this Section, within thirty (30) days after the expiration of the term hereof, and after Tenant has vacated and delivered the Premises as required hereunder. Landlord may retain an amount (to be in the form of a letter of credit or cash, at Tenant’s election) reasonably calculated by Landlord (taking into account information then available for prior years) to be sufficient to pay any final amount of Taxes or Operating Expenses for the year in which the Term ends. If Landlord conveys Landlord’s interest under this Lease, the security deposit, or any part thereof not previously applied, shall be turned over to Landlord’s grantee, whereupon Tenant agrees to look solely to such grantee for proper application of the security deposit in accordance with the terms of this Section, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return of any security deposit, whether or not it succeeds to the position of Landlord hereunder, unless such security deposit shall have actually been received by such holder.

14.18

REMEDYING DEFAULTS. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the base rate in effect from time to time at Bank of America, as an additional charge. Any payment of Basic Rent, Escalation Charges or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% over the base rate in effect from time to time at Bank of America from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

14.19

HOLDING OVER. Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to two (2) times the Basic Rent then in effect plus Escalation Charges and other charges herein provided (prorated on a daily basis). Nothing contained herein shall be construed to constitute Landlord’s consent to Tenant holding over at the expiration or earlier termination of the Term. Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any cost, loss, claim or liability (including without limitation reasonable attorneys’ fees) Landlord may incur (and, if the holding over continues for thirty (30) days or more after the expiration or sooner termination of this Lease, including without limitation lost rents or income from other tenants) as a result of Tenant’s failure to surrender possession of the Premises to Landlord upon the termination of this Lease. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

14.20

WAIVER OF CLAIMS AND SUBROGATION. Landlord and Tenant: (i) mutually agree that, with respect to any damage to property, the loss from which is covered (or required to be covered) by insurance then being carried by them, respectively, the one carrying (or required to carry) such insurance and suffering such loss releases the other of and from, and forever waives, any and all claims with respect to such loss, but only to the extent of the limits of insurance carried (or required to be carried) with respect thereto, less the amount of any deductible; and (ii) mutually agree that any property damage insurance carried (or required to be carried) by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other.

14.21

PARKING. During the Term of this Lease, and subject to the rules and regulations from time to time in effect (the “Rules”), Tenant shall be entitled to use the number of parking spaces set forth in Section 1.1 in the parking facility of the Building at the rate applicable from time to time for monthly parking as set by Landlord and/or its licensee. Tenant shall have until October 31, 2019 to advise Landlord in writing that Tenant has elected to lease fewer than the number of spaces described in Section 1.1. Except to the extent that Tenant has so notified Landlord in writing prior to October 31, 2019, Tenant shall be committed to leasing all twenty-four (24) spaces for the balance of the Term of this Lease. Landlord may, in its sole discretion, assign tandem parking spaces to Tenant and designate the location of any reserved parking spaces. If Tenant commits or allows in the parking facility any of the activities prohibited by the Lease or the Rules, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord. The Initial Parking Charge per parking space is set forth in Section 1.3 and is subject to change by Landlord, in Landlord’s sole discretion, upon thirty (30) days’ prior written notice to Tenant Monthly parking fees shall be payable in advance prior to the first day of each calendar month. Visitor parking rates shall be determined by Landlord from time to time in Landlord’s sole discretion. The parking rates charged to Tenant or Tenant’s visitors may not be the lowest parking rates charged by Landlord for the use of the parking facility. Any tax imposed on the privilege of occupying space in the parking facility, upon the revenues received by Landlord from the parking facility or upon the charges paid for the privilege of using the parking facility by any governmental or quasi-governmental entity may be added by Landlord to the monthly parking charges paid by Tenant at any time.

14.22

SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with (subject to Section 5.2 above) all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of Tenant’s Removable Property (including without limitation the Furniture) and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises unless installed initially by Landlord in preparing the Premises for Tenant’s occupancy; and shall repair any damages to the Premises or the Building caused by such removal. Any Tenant’s Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant’s sole cost and expense.

14.23	INTENTIONALLY OMITTED.

14.24

BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than Broker, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by Broker). Landlord warrants and represents that Landlord has dealt with no broker in connection with the consummation of this Lease other than Broker, and, in the event of any brokerage claims against Tenant predicated upon prior dealings with Landlord. Landlord agrees to defend the same and indemnify Tenant against any such claim. All commissions owed to Broker shall be paid by Landlord pursuant to separate agreement.

14.25	GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

14.26

ANTI-TERRORISM PROVISIONS. Tenant represents, warrants and covenants to Landlord that (i) neither Tenant nor any of its partners, members, principal stockholders or any other constituent entity either in control of the operation or management of Tenant or having a controlling financial interest in Tenant has been or will be designated or named as a terrorist, a “Specially Designated and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11 or at any replacement website or other replacement official publication of such list (such list, or any such replacement official publication of such list, the “OFAC List”), or by any Executive Order or the United States Treasury Department; and (ii) Tenant has not engaged, and will not engage, in this transaction, directly or indirectly, on behalf of, or instigating or facilitating, and will not instigate or facilitate, this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. A breach of any Tenant representation, warranty and covenant contained in this Section shall be an immediate and material Default of Tenant under this Lease without notice or cure rights. Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs) arising from or related to Tenant’s breach of any of the foregoing representations, warranties and/or covenants.

14.27

CHANGES OR ALTERATIONS BY LANDLORD. Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Premises, the Building and/or the Property and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, parking areas, tunnels, and stairways thereof, as it may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and/or the Property, provided, however, that there be no unreasonable obstruction of the right of access to, or material interference with the use and enjoyment of, the Premises or Tenant’s appurtenant rights. Landlord shall be entitled, in its reasonable discretion, and upon reasonable notice to Tenant, to discontinue or modify any cafeteria or other food service facility, or any fitness or exercise facility, or the manner of operation thereof. Nothing contained herein shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant under this Lease with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to adopt and at any time and from time to time to change the name of the Building and/or the Property. Neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of any door or any passage or any concourse connecting with any other Building or to any public convenience, and the use of such doors, passages and concourses and of such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that (except by reason of Force Majeure) there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use of the Premises by Tenant. If at any time any windows of the Premises are temporarily closed or darkened for any reason whatsoever relating to any maintenance or repair work, but Tenant shall not otherwise be prevented from occupying or using the Premises for the uses set forth herein, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatements of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

14.28

POST-TERMINATION OBLIGATIONS. The expiration or termination of this Lease shall not relieve Tenant of its obligations hereunder which by their terms or nature Tenant is to perform after such expiration or termination, including without limitation the obligation to pay any Rent accrued with respect to the Term, and any indemnity given hereunder as to events, occurrences and conditions happening prior to such expiration or termination, all of which shall continue and remain in full force and effect for so long as allowed by applicable statutes of limitation or other applicable law.

14.29

NO PRESUMPTION AGAINST DRAFTER. Landlord and Tenant understand, agree and acknowledge that this Lease has been freely negotiated by both parties and that, in any controversy, dispute or contest over the meaning, interpretation, validity or enforceability of this Lease or any of its terms or conditions, there shall be no influence, presumption or conclusion whatsoever drawn for or against either party by virtue of that party having drafted this Lease or any portion thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

FHF I 131 DARTMOUTH, LLC, a Delaware limited liability company

By:	/s/ Jacob Maliel
Name:	Jacob Maliel
Title:	Regional Director

CEREVEL THERAPEUTICS, LLC, a Delaware limited liability company

By:	/s/ Robert Farkas
Name:	Robert Farkas
Title:	Executive Vice President

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